EX-99.906CERT

certification

David Thompson, Chief Executive Officer and Trustee (Principal Executive Officer), and Barry N. Berlin, Chief Financial Officer and Treasurer (Principal Financial Officer) of CIM Real Assets & Credit Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Thompson		/s/ Barry N Berlin
David Thompson		Barry N Berlin

Date:	December 6, 2024	Date:	December 6, 2024

Chief Executive Officer and Trustee		Chief Financial Officer and Treasurer
(Principal Executive Officer)		(Principal Financial Officer)
CIM Real Assets & Credit Fund		CIM Real Assets & Credit Fund

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350.